EXECUTION
Certain information has been omitted in accordance with Item 601(b)(10) of Regulation S-K because it is both not material and is the type of information that the registrant treats as private or confidential. An unredacted copy will be furnished supplementally to the SEC upon request.

AMENDMENT NUMBER THREE
Subservicing Agreement
by and between
NEW RESIDENTIAL MORTGAGE LLC
and
PHH MORTGAGE CORPORATION (as successor by merger to
OCWEN LOAN SERVICING, LLC)
This AMENDMENT NUMBER THREE is dated as of May 2, 2022, by and between PHH MORTGAGE CORPORATION (as successor by merger to OCWEN LOAN SERVICING, LLC), as subservicer (the “Subservicer”), and NEW RESIDENTIAL MORTGAGE LLC, as owner/servicer (the “Owner/Servicer”), to that certain Subservicing Agreement, dated as of July 23, 2017 (as amended through the date hereof, the “Agreement”), by and between the Subservicer and the Owner/Servicer.
RECITALS
WHEREAS, the Subservicer and the Owner/Servicer desire to amend and modify the Agreement, subject to the terms hereof and as specified herein;
WHEREAS, the Subservicer and the Owner/Servicer each have agreed to execute and deliver this Amendment Number Three on the terms and conditions set forth herein; and
WHEREAS, capitalized terms used herein but not defined shall have the meaning ascribed to them as set forth in the Agreement.
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:
SECTION 1. Amendments. Effective as of May 2, 2022, the Agreement is hereby amended as follows:
(a) The Agreement is hereby amended by adding the definitions of “Owner/Servicer Ancillary Income”, “Incentive Fees”, “Net Incentive Fees”, “Payment Convenience Fees” and “Second Amendment Effective Date” in the appropriate alphabetical order as follows:
Owner/Servicer Ancillary Income: An amount equal to [***] of the amount actually collected by Subservicer with respect to [***] derived from the Mortgage Loans.
Incentive Fees: Loss mitigation, loan modification or other such incentive fees payable by third parties to Subservicer (in connection with HAMP, or other incentive fees associated with private label securities) in connection with any Mortgage Loan, in any
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case to the extent not exceeding or violating any applicable amounts or limitations under Applicable Requirements.
Net Incentive Fees: Incentive Fees actually collected and retained by Subservicer, net of Subservicer’s associated direct costs related to earning or otherwise becoming entitled to such incentive fees [***].
Payment Convenience Fees: Fees charged to borrowers for utilizing optional payment methods including making a payment over the telephone with the assistance of Subservicer’s agent, making a payment utilizing Subservicer’s automated telephony system, and making a payment utilizing Subservicer’s website.
Third Amendment Effective Date: May 2, 2022.
(b)    The Agreement is hereby amended by deleting the definition of “Ancillary Income” and replacing it with the following:

Ancillary Income: All income, fees, charges derived from the Mortgage Loans and REO Properties (other than (i) Servicing Compensation, (ii) any Float Benefit, (iii) any prepayment premiums attributable to the Mortgage Loans not payable to an Investor, (iv) any Downstream Ancillary Income and (v) Owner/Servicer Ancillary Income), which the Subservicer is entitled to collect (for the Owner/Servicer) solely from third parties (and not from the Owner/Servicer) under Applicable Requirements and Section 4.1, including but not limited to late fees, Payment Convenient Fees, Incentive Fees (other than [***]), payoff fees, assumption fees, reinstatement fees, fees received with respect to checks on bank drafts returned by the related bank for insufficient funds, and similar types of fees arising from or in connection with any Mortgage Loan, in any case to the extent not exceeding or violating any applicable amounts or limitations under Applicable Requirements. In no event shall any Ancillary Income be paid from Owner/Servicer Economics, reimbursed Servicing Advances or reimbursed P&I Advances.
(c)     The Agreement is hereby amended by deleting the definition of “Effective Date of Termination” and replacing it with the following:

Effective Date of Termination: With respect to the termination of Subservicer, (i) if terminated pursuant to Section 5.1(b), as of 11:59 pm ET of the last day of the then-current term and (ii) if terminated pursuant to Section 5.1(d) or Section 5.3, the date Owner/Servicer notifies Subservicer of its termination. With respect to a termination of Owner/Servicer, (i) if terminated pursuant to Section 5.1(c), as of 11:59 pm ET of the last day of the then-current term and (ii) if terminated pursuant to Section 5.6, the date Subservicer notifies Owner/Servicer of the termination of the Owner/Servicer.
(d)    The Agreement is hereby amended by deleting the definition of “Owner/Servicer Economics” and replacing it with the following:

Owner/Servicer Economics: The sum of the following, without duplication, (i) all Servicing Compensation payable to the Owner/Servicer as servicer of the Mortgage Loans under the applicable Servicing Agreement and/or received during the applicable Investor accounting cycle, (ii) all amounts payable to the Owner/Servicer as the Investor of any Mortgage Loans during the related collection period, (iii) all recoveries on the

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Mortgage Loans of Servicing Advances and P&I Advances previously funded or reimbursed by the Owner/Servicer to the Subservicer or the prior servicer, (iv) if positive, the excess of all penalties assessed pursuant to Section 2.7(d) minus all bonuses payable pursuant to Section 2.7(d), (v) all Owner/Servicer Ancillary Income (provided that, notwithstanding Section 2.8(f), it being agreed that such amounts shall be remitted monthly) and (vi) all other outstanding amounts collected and payable to the Owner/Servicer under this Agreement (including Float Benefit pursuant to Section 2.8(h)).
(e)     The Agreement is hereby amended by deleting the last four rows in the table in Exhibit C-1 (Termination Fee) and replacing with the following:

Period	Primary	Master
May-22 & After	0	0
(f)    The Agreement is hereby amended by deleting the last three rows in the table in Exhibit D (Exit Fee Percentage) and replacing such rows with the following:

Period	Exit Fee Percentage (basis points)
May–22 & After	0.00
(g)    The Agreement is hereby amended by deleting Section 5.1(a) and replacing it in its entirety with the following:

(a)     The initial term of this Agreement shall be from the Effective Date to and including May 1, 2022 (the “Initial Term”). The term of this Agreement shall be extended from and including the Third Amendment Effective Date to and including December 31, 2023 (the “Second Term”). Except as otherwise set forth in this Section 5.1 and Section 5.6, the Subservicer shall not be permitted to terminate this Agreement prior to the expiration of the Second Term. If this Agreement has not otherwise been terminated pursuant to this Article V, then the term of this Agreement shall automatically renew for successive one (1) year terms after the expiration of the Second Term, from and including January 1 immediately following the last day of the applicable prior term to and including December 31 of such year. The Subservicer shall not resign from the obligations and duties under any Servicing Agreement, except upon determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by Subservicer or the Owner/Servicer. If Subservicer resigns, such resignation shall be treated as a termination for cause by Owner/Servicer under this Agreement. Any such determination that Subservicer’s duties hereunder are no longer permissible under applicable law shall be evidenced by an opinion of counsel written by a law firm reasonably acceptable to Owner/Servicer to such effect in form and substance reasonably acceptable to Owner/Servicer.

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(h)    The Agreement is hereby amended by deleting Section 5.1(b) and Section 5.1(c) and replacing them in their entirety with the following:

(b)     Owner/Servicer may terminate this Agreement at the end of the Second Term or at the end of any subsequent one (1) year term, in whole but not in part, (unless otherwise expressly permitted pursuant to this Agreement) by delivering written notice of such termination to Subservicer by October 1st (or if such day is not a Business Day, the first Business Day immediately following such day) of such applicable term.
(c)    The Subservicer may terminate this Agreement at the end of the Second Term or at the end of any subsequent one (1) year term, in whole but not in part, by delivering written notice of such termination to Owner/Servicer by July 1st (or if such day is not a Business Day, the first Business Day immediately following such day) of such applicable term.
(i)    The Agreement is hereby amended by deleting Section 5.4(a)(ii) and 5.4(a)(iii) and replacing them in their entirety with the following:
(ii)    [Reserved]; or
(iii)     terminates this Agreement pursuant to Section 5.1(b), (A) Owner/Servicer and Subservicer shall each pay 50% of the aggregate Servicing Transfer Costs incurred by both parties in connection with transferring the servicing to a successor servicer or subservicer, (B) neither party shall be responsible for paying any deboarding or boarding fees and (C) Subservicer shall not be entitled to any Termination Fee.
(j)    The Agreement is hereby amended by deleting Section 5.4(b)(iii) and replacing it in its entirety with the following:
(iii)     terminates this Agreement pursuant to Section 5.1(c), (A) Owner/Servicer and Subservicer shall each pay 50% of the aggregate Servicing Transfer Costs incurred by such parties in connection with transferring the servicing to a successor servicer or subservicer, (B) neither party shall be responsible for paying any deboarding or boarding fees, and (C) Subservicer shall not be entitled to any Termination Fee.

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(k)    The Agreement is hereby amended by deleting Section 5.4(d) and replacing it in its entirety with the following:

(d)     Notwithstanding any provision in this Agreement to the contrary, the termination of this Agreement shall not be effective until a successor servicer or subservicer has been appointed by the Owner/Servicer or an Investor, as applicable, and a servicing transfer of all the Mortgage Loans and REO Properties subserviced pursuant to this Agreement has been completed in accordance with Applicable Requirements, and the Subservicer shall not be relieved of its obligations under this Agreement until such time. If no successor servicer or subservicer shall have been so appointed and have taken steps toward becoming the successor within sixty (60) days after the giving of such notice or resignation, the Subservicer may petition any court of competent jurisdiction for the appointment of a successor servicer or subservicer. In addition, if (i) Owner/Servicer terminates for cause pursuant to Section 5.3 or terminates pursuant to Section 5.1(b) or Subservicer terminates for cause pursuant to Section 5.6 or resigns pursuant to Section 5.1(a), then, if the days elapsed between the Effective Date of Termination and the Successor Transfer Date, (A) exceed 270 days but are less than 365 days, the Subservicer Economics shall be increased to the applicable Step-up Fee for such period and (B) equal or exceed 365 days, the Subservicer Economics shall be increased to the applicable Step-up Fee for such period or (ii) Subservicer terminates this Agreement pursuant to Section 5.1(c), then, if the days elapsed between the Effective Date of Termination and the Successor Transfer Date, (A) exceed 180 days but are less than 365 days, the Subservicer Economics shall be to the applicable Step-up Fee for such period and (B) equal or exceed 365 days, the Subservicer Economics shall be increased to the applicable Step-up Fee for such period; provided that no Step-up Fee shall be payable if the delay in transferring servicing is due to any matter(s) outside of the control of the Owner/Servicer or the successor servicer or subservicer selected by Owner/Servicer. The Owner/Servicer and the Subservicer shall discharge such duties and responsibilities during the period from the date each acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence that it is obligated to exercise under this Agreement. In addition, (i) Subservicer and Owner/Servicer shall cooperate in good faith from the date of notice of any such termination to comply with the Transfer Procedures set forth in Exhibit P-1 and Exhibit P-2 hereto and transfer servicing in accordance with industry standard transfer procedures and (ii) Owner/Servicer shall use commercially reasonable efforts to require any successor servicer or subservicer to comply with the Transfer Procedures set forth in Exhibit P-1 and Exhibit P-2 hereto and transfer servicing in accordance with industry standard transfer procedures.
(l)    The parties agree to cooperate in good faith to amend and/or replace Exhibit E-1 and Exhibit E-2 to the Agreement in order to potentially streamline certain servicing reports and formats.
SECTION 2. Termination Fee. For purposes of clarification, notwithstanding anything to the contrary contained in the Agreement, no Termination Fee or Exit Fee shall be payable to Subservicer for any termination of the Agreement after the date hereof (e.g. the end of the Initial Term).
SECTION 3. Limited Effect. Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms. Reference to this Amendment Number Three need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with

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respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.
SECTION 4. Governing Law. This Amendment Number Three shall be construed in accordance with the laws of the State of New York and the obligations, rights, and remedies of the parties hereunder shall be determined in accordance with such laws without regard to conflict of laws doctrine applied in such state (other than Section 5-1401 or 5-1402 of the New York General Obligations Law which shall govern).
SECTION 5. Counterparts. This Amendment Number Three may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. The parties agree that this Amendment Number Three and signature pages may be transmitted between them by facsimile or by electronic mail and that faxed and PDF signatures may constitute original signatures and that a faxed or PDF signature page containing the signature (faxed, PDF or original) is binding upon the parties.
[Signature Page Follows]

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        IN WITNESS WHEREOF, the parties hereto have caused this Amendment Number Three to be executed and delivered by their duly authorized officers as of the day and year first above written.

PHH MORTGAGE CORPORATION

By:    /s/ John V. Britti
Name: John V. Britti
Title: EVP & Chief Investment Officer

Signature Page to Amendment Number Three to NRM- PHH Subservicing Agreement

NEW RESIDENTIAL MORTGAGE LLC
(Owner/Servicer)

By:_/s/ Nicola Santoro, Jr.
Name:     Nicola Santoro, Jr.
Title:     Chief Financial Officer and Chief Operating Officer
Signature Page to Amendment Number Three to NRM- PHH Subservicing Agreement